Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-150466, 333-159914, 333-165347, 333-178683 and 333-182674 each on Form S-8 of our report dated March 4, 2013, relating to the consolidated financial statements of SoundBite Communications, Inc. appearing in this Annual Report on Form 10-K of SoundBite Communications, Inc. for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 4, 2013